                                   EXHIBIT 4.2

   CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF THE REGISTRANT
   --------------------------------------------------------------------------


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                    ----------------------------------------


         RESOURCE BANCSHARES MORTGAGE GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") hereby certifies:

         FIRST: That the Board of Directors of the Corporation duly adopted the following resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation increasing the number of authorized shares of Common Stock, par value $.01 per share, of the Company from Twenty-Five Million (25,000,000) to Fifty Million (50,000,000):

                  "RESOLVED, that the Company amend its Certificate of Incorporation by deleting in its entirety the first paragraph of the Fourth Article of the Certificate of Incorporation and substituting in lieu thereof the following:

                  FOURTH: (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share."

         SECOND: That the amendments have been adopted by an affirmative vote of a majority of the stockholders of the Corporation in accordance with the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused its duly authorized officers to execute this Certificate as of this 31st day of December, 1997.


                                           RESOURCE BANCSHARES MORTGAGE
                                           GROUP, INC.


                                           By:    /s/ Edward J. Sebastian
                                                  ------------------------------
                                           Name:  Edward J. Sebastian
                                                  ------------------------------
                                           Title: Chairman and Chief
                                                  ------------------------------
                                                  Executive Officer

Attest: /s/ John W. Currie
        --------------------------
Name:   John W. Currie
        --------------------------
Title:  Secretary
        --------------------------




                                       -2-